EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.

                                             Date of Issuance: ___________, 2005

                              GIGABEAM CORPORATION

                     $_______ Common Stock Purchase Warrants

                          (Void after January 28, 2011)

      GigaBeam Corporation, a Delaware corporation (the "Company"), for value received, hereby certifies and agrees that _______ or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after April 1, 2004 (the "Date of Exercisability") and on or before January 28, 2011 at not later than 5:00 p.m. New York time (such date and time, the "Expiration Time"), upon exercise of each Warrant, one (1) duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at an initial exercise price equal to $7.00 per share, subject to adjustment in certain cases as described herein. The shares purchasable upon exercise of the Warrants represented by this Warrant Certificate, and the purchase price per share, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively. The term "Warrants" as used herein shall include the Warrants represented by this Warrant
Certificate and any other warrants delivered in substitution or exchange therefor, as provided herein.

      The Warrants have been issued pursuant to that certain Securities Purchase Agreement of even date herewith by and among the Company and certain investors set forth therein (the "Securities Purchase Agreement") and are entitled to the benefits set forth therein, including certain registration rights with respect to the Warrants and the Warrant Shares.

      1. Exercise.

            1.1 Method of Exercise.

                  1.1.1 The Warrants may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant Certificate, with a Notice of Exercise in the form of Annex A hereto (the "Notice of Exercise") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company set forth in Section 12 hereof, or at such other office or agency as the Company may designate in writing pursuant to Section 12 hereof (the "Company's Office"), accompanied by payment in full with good, cleared funds, in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise or by surrendering Warrants pursuant to Section 1.2 below.

                  1.1.2 Each exercise of Warrants shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise shall be dated and directed to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 1.1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  1.1.3 As soon as practicable after the exercise of the Warrants, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                        (a) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                        (b) in case such exercise is in part only, a new certificate or certificates (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof such number of Warrants as equal (without giving effect to any adjustment therein) the number of Warrants set forth on the face of this Certificate minus the number of Warrants (i) exercised in accordance with this Section 1.1 or (ii) surrender in accordance with Section
1.2 hereof.

            1.2 Exercise by Surrender of Warrants.  In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, at any time following the Date of Exercisability and prior to the date that the Warrants are first listed on the OTC Bulletin Board ("OTC Listing Date"), the Warrants may be exercised by surrendering this Warrant Certificate in the manner specified in this Section 1, together with irrevocable instructions to the Company to issue in exchange for the Warrants represented by this Warrant Certificate (or portion thereof) the number of shares of Common Stock equal to the product of (x) the number of Warrants being surrendered multiplied by (y) a fraction, the numerator of which is the Market Value (as defined below) of the Common Stock on the last trading day prior to the date of exercise less the Exercise Price and the denominator of which is such Market Value. As used herein, the phrase "Market Value" at any date shall be deemed to be the average of the last reported sale prices for the last ten (10) trading days as officially reported by the principal securities exchange or "over the counter" (including on the pink sheets or bulletin board) exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or sold "over the counter," the average closing sale price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


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

      2. Shares to be Fully Paid; Reservation of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens, duties and charges with respect thereto and, in addition, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price. The Company further covenants that, from and after the date hereof (the "Date of Issuance") and during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant Certificate. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to affect the exercise of the Warrants, the Company shall take any and all corporate action as is necessary to increase it's authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.

      3. Fractional Shares. The Company shall not be required upon the exercise of the Warrants to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Market Value for each fractional share of the Company's Common Stock which would be issuable upon exercise of the Warrants.

      4. Requirements for Transfer.

            4.1 Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of the Warrants or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until any of the Warrants are transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of such Warrants for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when any such Warrants are properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            4.2 Warrant Agent. Effective as of the OTC Listing Date, the Company will appoint Continental Stock Transfer & Trust Company or similar entity, as agent ("Warrant Agent") for the purpose of maintaining the Warrant Register referred to in Section 4.1 hereof, issuing the Common Stock issuable upon the exercise of the Warrants, exchanging the Warrants, replacing the Warrants or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent.

            4.3 Transfer. Subject to the provisions of this Section 4, the Warrants and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant Certificate with a properly executed Assignment Form in substantially the form attached hereto as Annex B (the "Assignment") at the principal office of the Company.

            4.4 Exchange of Warrants upon a Transfer.

                  4.4.1 On surrender of this Warrant Certificate for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant Certificate and limitations on assignments and transfers as contained in this Section 4, the Company at its expense shall issue to or on the order of the Registered Holder a new certificate or certificates of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                  4.4.2 Any Warrants submitted to the Warrant Agent after the OTC Listing Date for transfer shall be replaced and issued to the directed recipient with a new form of warrant certificate and subject to the terms of the certain warrant agreement between the Company and the Warrant Agent attached hereto as Annex C.

      5. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants and the number of Warrant Shares purchasable upon exercise of the Warrants.

            5.1 Weighted Average Computation of Adjusted Price. Except as hereinafter provided, in case the Company shall, at any time after the date hereof and prior to the OTC Listing Date, issue or sell any Additional Stock (as defined below) (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 5.7 hereof and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock), for a consideration per share less than the Exercise Price in effect immediately prior to the issuance, or without consideration, the Exercise Price shall (until another adjustment is required to be made pursuant to this Section 5) be reduced to the price (calculated to the nearest full cent) determined by the quotient derived by dividing (i) an amount equal to the sum of (a) the product of (1) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale of Additional Stock, multiplied by (2) the Exercise Price in effect immediately prior to such issuance or sale plus, (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale of Additional Stock, by
(ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale of Additional Stock; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 5.3 hereof. Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price shall be made if the amount of said adjustment shall be less than five cents per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents per Warrant Share.

      "Additional Stock" shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company's treasury, and shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, other than:

                        (a) the issuance or sale of the securities sold pursuant to the Securities Purchase Agreement and the Placement Agent Letter by and between the Company and HCFP Brenner Securities LLC, dated as of January , 2005 (the "Placement Agent Letter");

                        (b) the issuance or sale of shares of Common Stock (i) issuable upon the exercise of Warrants issued pursuant to the Securities Purchase Agreement and the Placement Agent Letter, (ii) conversion of the Notes (as defined in the Securities Purchase Agreement) in accordance with their terms or (iii) as Interest Shares (as defined in the Notes);

                        (c) the issuance of options or other stock-based awards pursuant to the Company's employee stock option plan in effect on the date hereof or subsequently adopted and approved by the Company's stockholders or the issuance by the Company of any shares of Common Stock pursuant to the exercise of any such options or other stock-based awards, or (ii) the issuance by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof;

                        (d) the issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (and the shares of Common Stock issuable upon the conversion, exercise or exchange thereof) in connection with any future acquisition, merger or other business combination, purchase of assets or of all or a portion of a business or other strategic relationship entered, by the Company or any of its subsidiaries.

      For the purposes of any  computation  to be made in  accordance  with this
Section 1.1, the following provisions shall be applicable:

                        (e) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                        (f) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                        (g) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                        (h) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) above.

                        (i) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, and warrants and upon the conversion or exchange of convertible or exchangeable debt or equity securities.

            5.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 5.5 hereof, if the Company shall at any time after the date hereof and prior to the OTC Listing Date, issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 5.1 hereof, provided that:

(a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (e) of Section 5.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                        (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (e) of Section 5.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                        (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
(a) of this Section 5.2, or in the price per share at which the securities referred to in subsection (b) of this Section 5.2 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

            5.3 Subdivision and Combination. In case the Company shall at any time split, subdivide, reverse split or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of a split or subdivision or increased in the case of a reverse split or combination.

            5.4 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

            5.5 Dividends and Distributions. In case the Company shall at any time after the date hereof pay a dividend in Common Shares or make a distribution in Common Shares, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of Common Shares outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of Common Shares outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 5.5, the Common Shares issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution.

            5.6 Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 1, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Common Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            5.7 Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company (other than as set froth in Section 8 hereof), the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

            5.8 Determination of Outstanding Shares. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

      6. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income or other taxes required by law to be paid by the holder) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon exercise of the Warrants, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Warrants so exercised were registered.

      7. No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate but will at all times in good faith carry out all such terms and take all such actions as may be reasonably necessary or appropriate in order to protect the rights herein of the holder of the Warrants against dilution or other impairment.

      8. Liquidating Dividends and Other Distributions. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend") or otherwise distributes to its stockholders any assets, properties, rights, evidence of indebtedness, securities whether issued by the Company or by another, or any other thing of value, then the Company will pay or distribute to the Registered Holder of the Warrants, upon the exercise of the Warrants, in addition to the Warrant Shares purchased upon such exercise, either or both of, as the case may be (i) the Liquidating Dividend that would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined and (ii) the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Registered Holder would have been entitled to receive at the time of such distribution as if such Warrants had been exercised immediately prior to such distribution.

      9. Redemption. Provided that the Warrant Shares are registered for resale under an effective Registration Statement filed by the Company with the Securities and Exchange Commission, upon not less than fourteen (14) business days' prior written notice as provided in Section 13 hereof ("Redemption Notice") to the Registered Holder, the Warrants may be redeemed by the Company at any time commencing 30 days after the date of effectiveness of such Registration Statement and prior to expiration of the Warrants, in whole but not in part, at its sole option, at the redemption price of $0.05 per share for every share of Common Stock purchasable upon exercise hereof at the time of such redemption, if the last sale price of a share of Common Stock is at least 180% of the then-effective Exercise Price as adjusted for stock splits, dividends and the like for the 10 consecutive trading days ending within three business days prior to the day on which notice of redemption is given to the Registered Holder. The sending of the Redemption Notice shall not affect the Registered Holder's ability to exercise these Warrants at any time prior to the date of redemption. On and after the date of redemption, the holder shall only have the right to receive $0.05 per share of Common Stock purchasable upon exercise hereof at the time of such redemption.

      10. Notices of Record Date, Etc. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of the Warrants) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of the Warrants a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. The Company will cause such notice to be mailed at least twenty (20) business days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder.

      11. No Rights of Stockholders. Subject to other Sections of this Warrant Certificate, the Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrants shall have been exercised as provided herein.

      12. Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant Certificate, the Company will issue, in lieu thereof, a new warrant certificate of like tenor.

      13. Mailing of Notices, Etc.

                        (a) All notices, requests, consents, and other communications in connection with these Warrants shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after being sent via a reputable overnight courier service guaranteeing next business day delivery in the Holder's country or region, or
(iii) on actual receipt if delivered by telecopier, in each case delivery shall be made to the intended recipient as set forth below:

                  If to the Company:

                  GigaBeam Corporation
                  470 Springpark Place, Suite 900
                  Herndon, Virginia  20170
                  Attention:  Louis S. Slaughter
                  Telecopier No.: (571) 283-6203
                  Attention: Louis S. Slaughter, CEO
                  (e-mail: lou.slaughter@gigabeam.com)

                  With a copy to:

                  Blank Rome LLP
                  405 Lexington Avenue
                  New York, New York 10174
                  Telecopier No.: (212) 885-5544
                  Attention: Elise M. Adams, Esq.
                  (e-mail: eadams@blankrome.com)

                  If to the Registered Holder:

            To the  address set forth in the Warrant  Register as  described  in
Section 4 hereof.

                        (b) All notices and other communications from the Company to the Registered Holder of the Warrants shall be (x) mailed by first-class certified or registered mail, postage prepaid, and (y) sent by telecopier delivery, to the address and telecopier number furnished to the Company in writing by the last Registered Holder of these Warrants who shall have furnished an address to the Company in writing. In the case of a Redemption Notice pursuant to Section 8, such notice shall be provided by (x) telecopier delivery and (y) courier or hand delivery, and not by first class certified or registered mail as prescribed above. All notices and other communications from the Registered Holder of the Warrants or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company's office set forth above. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of the Warrants and thereafter all references in the Warrants to the location of its principal office at the particular time shall be as so specified in such notice.

      14. Change or Waiver. Any term of this Warrant Certificate may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

      15. Headings. The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant Certificate.

      16. Severability. If any provision of this Warrant Certificate shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant Certificate.

      17. Governing Law and Submission to Jurisdiction. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction, except to the extent that the Delaware and General Corporation Law is mandatorily applicable. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant Certificate shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

      18. Certificate. Upon request by the Registered Holder of the Warrants, the Company shall promptly deliver to such holder a certificate executed by its President or Chief Financial Officer setting forth the total number of outstanding shares of capital stock, convertible debt instruments and options, rights, warrants or other agreements relating to the purchase of such capital stock or convertible debt instruments, together with its calculation of the number of shares remaining available for issuance upon exercise of the Warrants, and a certificate of the accuracy of the statements set forth therein.

      19. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Registered Holder may deem necessary or desirable.

      20.  Successors.   All  the  covenants  and  provisions  of  this  Warrant
Certificate shall be binding upon and inure to the benefit of the Company and the Registered Holder and their respective successors and assigns hereunder.

      21. Benefits of these Warrants. Nothing in this Warrant Certificate shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of the Warrants any legal or equitable right, remedy or claim under this Warrant Certificate; and the rights under this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Registered Holder of the Warrants.

      IN  WITNESS  WHEREOF,   GIGABEAM   CORPORATION  has  caused  this  Warrant
Certificate to be signed by its duly authorized officers under its corporate seal and to be dated on the day and year first written above.

                                      GIGABEAM CORPORATION

                                      By:_________________________________
                                      Name: Louis S. Slaughter
                                      Title:   Chief Executive Officer

                                     ANNEX A

                             NOTICE OF EXERCISE FORM

To:                                                 Dated:

            In accordance with the Warrant Certificate enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock ("Common Stock"), $.001 par value per share, of GigaBeam Corporation ("Company") and encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant Certificate) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant Certificate.

                                       or

            In accordance with the Warrant Certificate enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ____________ shares of common stock ("Common Stock"), $.001 par value per share, of GigaBeam Corporation ("Company") by surrender of Warrants to purchase ______ shares of Common Stock (with a "Market Value" of $____).

            The undersigned hereby represents, warrants to, and agrees with, the Company that:

            (i) The undersigned is acquiring the Warrant Shares for its own account and not with a view towards the distribution thereof;

            (ii) The undersigned has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 12 months and all reports issued by the Company to its stockholders;

            (iii) The undersigned understands that it must bear the economic risk of the investment in the Warrant Shares, which cannot be sold unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder;

            (iv) The undersigned is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

                                               Signature:

                                               Address:

                                     ANNEX B

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED,  _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant Certificate with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                 Address           No. of Shares
----------------                 -------           -------------

                                     Dated:


                                     Signature:

                                     Dated:


                                     Witness: